Exhibit 99.1

APi Group Enters New, Adjacent Service Market with Acquisition of Elevated Facility Services Group

-Establishes new statutorily mandated service platform in the highly attractive elevator and escalator services space-

-Accretive to adjusted earnings per share-

-Enhances gross profit margin, adjusted EBITDA margin, adjusted free cash flow and creates opportunities for cross selling-

-Accelerates business mix shift towards 60% of revenues from highly recurring inspection, service, and monitoring services-

-Company provides preliminary first quarter 2024 results-

New Brighton, Minnesota – April 15, 2024 – APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today announced that it has entered into a definitive agreement to acquire Elevated Facility Services Group (“Elevated”), a premier provider of contractually based services for all major brands of elevator and escalator equipment. Elevated will be acquired by APi from a fund managed by L Squared Capital Partners for approximately $570 million in cash, subject to working capital and other standard adjustments.

The transaction will expand APi’s position as a premier provider of safety services focused on non-discretionary, regulatory driven applications. Elevated’s focus on the elevator and escalator services space complements APi’s existing capabilities in life safety, fire protection and security, expanding APi’s total addressable market by approximately $10 billion and creating a long-term cross-selling opportunity. The majority of Elevated’s net revenues come from non-discretionary services – inspections, service, and repair– strengthening APi’s service offering and allowing the business to drive strong financial results and free cash flow in variable macroeconomic environments.

Elevated has many of the same attractive characteristics as APi, including scale in a highly fragmented market, regulatorily driven demand, a loyal customer base, an experienced leadership team, a highly skilled workforce, and an unwavering focus on culture and developing its teammates throughout the organization. Elevated will also provide APi a platform from which to expand its bolt-on M&A strategy in the fragmented elevator and escalator services space.

The acquisition is expected to contribute ~$220 million in annual revenue and to be accretive to APi’s “13/60/80” shareholder value creation framework driven by Elevated’s strong EBITDA margin profile, ~70% of revenue from inspections, service and repair, and an asset light business model driving strong adjusted free cash flow conversion. Following the transaction, the Company intends to stay aligned with its long-term net leverage target of less than 2.5x and continues to see an attractive market to grow through acquisitions.

Russ Becker, APi’s President and Chief Executive Officer stated: “We have long viewed the elevator and escalator service market as very attractive due to highly recurring nature of the business, driven by non-discretionary, statutorily driven demand. We believe Elevated is the perfect opportunity for APi to expand into this adjacent and attractive market, creating a platform from which to execute our bolt-on M&A strategy. I believe our strength in operating a branch-led operating model makes APi the perfect owner for Elevated and businesses like it.”

Becker continued, “We remain focused on creating sustainable shareholder value by delivering on our “13/60/80” targets and believe the addition of Elevated to the APi family will strengthen our ability to deliver on these targets. Elevated and APi are aligned from a culture, values, and fit perspective. Each business prioritizes investing in its people throughout the organization, including the men and women in the field. Our global team of 29,000 leaders is excited to welcome our new teammates from Elevated to the APi family.”

Matt Biskaduros, Elevated’s Chief Executive Officer, added: “This is a transformative milestone for Elevated and its team members. Over the past 20 years, we have built a people-focused business with a deeply loyal customer base. APi is well known as a long-term owner of businesses, with a reputation of caring for and developing its team. Partnering with APi will provide us with a perfect platform on which to invest in our business and grow. I’d like to thank all of our Elevated teammates for their ongoing dedication to the business and hope they share in my excitement as we look forward to the next stage of our growth as part of the APi family.”

The transaction is expected to close in the second quarter of 2024, subject to customary closing conditions and regulatory approvals. A presentation with additional detail about Elevated and the transaction can be found on the investor relations section of the Company’s website.

Preliminary, Unaudited First Quarter 2024 Results

For the first quarter 2024, the Company updates its prior guidance provided on February 28, 2024, and expects net revenues will range between $1.590 - $1.610 billion, adjusted EBITDA will range between $172 - $177 million, and adjusted free cash flow ahead of last year and in line with the seasonality of cash flow generation of our business.

These preliminary results are based on the Company’s current estimate of its results for the first quarter ended March 31, 2024, and remain subject to normal accounting procedures and are subject to change. A reconciliation is not provided for guidance on this measure as the Company is unable at this time to predict the amounts to be adjusted, such as the GAAP tax provision.

About APi:

APi is a global, market-leading business services provider of life safety, security and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.

Investor Relations and Media Inquiries:

Adam Fee

Vice President of Investor Relations

Tel: +1 651-240-7252

Email: investorrelations@apigroupinc.us

Non-GAAP Financial Measures

This press release contains a non-U.S. GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company uses the non-U.S. GAAP financial measure included in this press release and the additional financial information both in explaining its results to shareholders and the investment community and in its internal evaluation and management of its businesses. The Company’s management believes that this non-U.S. GAAP financial measures and the information it provides is useful to investors since this measure (a) permits investors to view the Company’s performance using the same tools that management uses to evaluate the Company’s past performance, reportable business segments and prospects for future performance, (b) permits investors to compare the Company with its peers,(c) determines certain elements of management’s incentive compensation and (d) provides consistent period-to-period comparisons of the results. Specifically:

•

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is the measure of profitability used by management to manage its segments and, accordingly, in its segment reporting. The Company supplements the reporting of its consolidated financial information with certain non-U.S. GAAP financial measures, including EBITDA and adjusted EBITDA, which is defined as EBITDA excluding the impact of certain non-cash and other specifically identified items (“adjusted EBITDA”). Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net revenues. The Company believes these non-U.S. GAAP measures provide meaningful information and help investors understand the Company’s financial results and assess its prospects for future performance. The Company uses EBITDA and adjusted EBITDA to evaluate its performance, both internally and as compared with its peers, because it excludes certain items that may not be indicative of the Company’s core operating results. Consolidated EBITDA is calculated in a manner consistent with segment EBITDA, which is a measure of segment profitability.

While the Company believes this non-U.S. GAAP measure is useful in evaluating the Company’s performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Additionally, this non-U.S. GAAP financial measure may differ from similar measures presented by other companies. A reconciliation is not provided for guidance on this measure as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision.

Forward-Looking Statements and Disclaimers

Please note that in this press release the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of the Company. Such discussion and statements may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this press release, without limitation, to statements, beliefs, projections and expectations about future events. Such statements are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts. These statements include (i) the Company’s expectations and beliefs regarding the acquisition of Elevated, including with respect to the Company’s market position, the Company’s long-term strategies and targets, the expected revenue contribution, that the acquisition will be accretive, the expected synergies, and the timing for closing of the acquisition, and (ii) the Company’s preliminary financial results for the first quarter of 2024.

These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition, political risks, and other risks that may affect the Company’s future performance, including the impacts of inflationary pressures and other macroeconomic factors on the Company’s business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) the inability of the Company to successfully or timely consummate the acquisition of Elevated; (iii) failure to realize the anticipated benefits of the acquisition of Elevated and its ability to successfully execute the Company’s bolt-on acquisition strategy to acquire other businesses and successfully integrate them into its operations; (iv) changes in applicable laws or regulations; (v) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (vi) other risks and uncertainties, including those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 under the heading “Risk Factors.” Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. Additional information concerning these risks, uncertainties and other factors that could cause actual results to vary is, or will be, included in the periodic and other reports filed by the Company with the Securities and Exchange Commission. Forward-looking statements included in this press release speak only as of the date hereof and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or circumstances after the date of this press release.

Preliminary Financial Results

The preliminary financial results presented above for the three months ended March 31, 2024 are based solely on currently available information, which is subject to change. The Company’s actual financial results for the three months ended March 31, 2024 are subject to the completion of its financial statements for the three months ended March 31, 2024, and are not indicative of future performance. The Company’s actual financial results for the three months ended March 31, 2024 may differ materially from the preliminary financial results provided herein as a result of the completion of the Company’s normal closing process, including the completion of all of its controls procedures, which could identify adjustments causing the actual results to be different from the expectations. Accordingly, investors should not place undue reliance on these preliminary financial results. In addition, this update does not present all necessary information for an understanding of the Company’s financial condition as of the date of this release, or its results of operations for the first quarter. Investors should review the Company’s complete financial results for the quarter which it expects to release on May 2, 2024.